UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                             ________________

                                 FORM 8-K
                             ________________

                               CURRENT REPORT
                 Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

Date of Report (Date of earlier event reported):  November 12, 2004

                             ________________

                              RENTECH, INC.
            (Exact name of registrant as specified in its charter)
                             ________________


Colorado                          0-19260           84-0957421
(State or other jurisdiction)  (Commission          (IRS Employer
                                File No.)           Identification
                                                    No.)

     1331 17th Street, Suite 720
           Denver, Colorado                         80202-1557
     (Address of principal executive offices)      (Zip Code)

(Registrant's telephone number, including area code):  (303) 298-8008
                             ________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

/  /  Written communications pursuant to Rule 425 under the Securities
      Act (17 CFR 230.425)

/  /  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/  /  Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
________________________________________________________________________


Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     Effective November 12, 2004, John J. Ball and John P. Diesel resigned as members of the Board of Directors of the Company. Each resigned for personal reasons. Neither of them had a disagreement with the Company on any matter relating to its operations, policies or practices.

     Effective November 12, 2004, Thomas L. Bury was appointed a member of the Board of Directors of the Company to fill the vacancy created by the resignation of Mr. Diesel. The term of the appointment of Mr. Bury extends to the date of the next annual meeting of shareholders to be held in March 2005.

     Mr. Bury was appointed a member of the Company's Audit Committee as an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K. He was found to be "independent" as that term is used for evaluating independence of audit committee members in Schedule 14A of the Securities Exchange Act of 1934.


                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 RENTECH, INC.


Date:  November 15, 2004       By:  /s/ Dennis L. Yakobson
                                 __________________________________
                                 Dennis L. Yakobson
                                 President and Chief Executive
                                 Officer